UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2017

SNAP INTERACTIVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52176	20-3191847
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

320 W. 37th Street, 13th Floor New York, NY	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 594-5050

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Indemnification Agreements

Effective February 9, 2017, Snap Interactive, Inc. (the “Company”) entered into indemnification agreements (each, an “Indemnification Agreement,” and, collectively, the “Indemnification Agreements”) with each of the members of the Company’s board of directors (the “Board”).

Pursuant to the Indemnification Agreements, the Company agreed to indemnify each Indemnitee (as defined in the Indemnification Agreements) to the fullest extent permitted by applicable law against any and all Expenses (as defined in the Indemnification Agreements) arising from any Proceeding (as defined in the Indemnification Agreements) in which an Indemnitee was, or is, or is threatened to be a party by reason of any Indemnitee’s Corporate Status (as defined in the Indemnification Agreements) if the Indemnitee acted in Good Faith. Following a request by an Indemnitee, the Company is required to advance (within thirty (30) days of receipt of such request) any and all Expenses relating to such Indemnitee’s defense of such Proceeding.

The Company is not obligated to indemnify an Indemnitee or advance any amounts for, among other things, certain judgments where indemnification is prohibited by the Delaware General Corporation Law or public policy. Additionally, any costs and Expenses that an Indemnitee is entitled to receive under his or her Indemnification Agreement will not be exclusive to any other rights to which the Indemnitee may currently or in the future be entitled under any provision of applicable law, the Company’s organizational documents or under any agreement, vote of stockholders or disinterested directors or otherwise.

Each of the Indemnification Agreements continue until and terminate upon the later of: (i) ten (10) years after the date that the Indemnitee shall have ceased to serve as a Representative (as defined in the Indemnification Agreements) of the Company or of any other Enterprise (as defined in the Indemnification Agreements) which the Indemnitee served at the request of the Company; (ii) the final termination of all pending Proceedings in respect of which the Indemnitee is granted rights of indemnification or advancement of Expenses and of any proceeding commenced by the Indemnitee pursuant to Article VIII of his or her Indemnification Agreement; or (iii) the expiration of the statute of limitations with respect to any claim that may be brought against the Indemnitee with respect to which indemnification may be available (in whole or in part).

The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Indemnification Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Form of Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 15, 2017

SNAP INTERACTIVE, INC.

		By:	/s/ Alexander Harrington
Alexander Harrington
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Indemnification Agreement.

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